SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C. 20549
  ------------------------------------------------------------------------------

                              SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of the
                           Securities Exchange Act of 1934

                           Filed by the Registrant  [ X ]
                  Filed by a Party other than the Registrant  [   ]

  Check the appropriate box:

  [   ]     Preliminary Proxy Statement   [ X ]     Definitive Proxy Statement
  [   ]     Definitive Additional         [   ]     Soliciting Materials
            Materials                               Pursuant to
                                                    Section 240.14a-11(c) or
                                                    Section 240.14a-12
  [   ]     Confidential, for use of
            the Commission Only
            (as permitted by Rule 14a-6(3)(2))


                    INTERNATIONAL MUREX TECHNOLOGIES CORPORATION
        --------------------------------------------------------------------
                  (Name of Registrant as Specified in its Charter)


        --------------------------------------------------------------------
        (Name of Person(s) Filing Proxy Statement, if other than Registrant)

  Payment of Filing Fee (Check the appropriate box):

  [ X ]     No fee required.

  [    ]    Fee Computed on table below per Exchange Act Rules 14a-6(i)(4)
            and 0-11.
       1)   Title of each class of securities to which transaction
            applies:
                    ----------------------------------------------

       2)   Aggregate number of securities to which transaction
            applies:
                    ----------------------------------------------

       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth amount on which the filing fee is calculated and state how it was determined):

            ----------------------------------------------------------

       4)   Proposed maximum aggregate value of transaction:
                                                            ----------

       5)   Total fee paid:
                           -------------------------------------------

  [   ]     Fee paid previously with preliminary materials.

  [   ]     Check box if any part of the fee is offset as provided by
            Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1)   Amount Previously Paid:
                                   -----------------------------------

       2)   Form, Schedule or Registration Statement Number:
                                                            ----------
       3)   Filing Party:
                         ---------------------------------------------
       4)   Date Filed:
                       -----------------------------------------------

     ------------------------------------------------------------------------

                     INTERNATIONAL MUREX TECHNOLOGIES CORPORATION
                        2255 B. Queen Street, East, Suite 828
                               Toronto, Ontario M4E 1G3





                NOTICE OF ANNUAL MEETING OF SHAREHOLDERS-MAY 13, 1997
                -----------------------------------------------------

          NOTICE IS HEREBY GIVEN THAT the Annual Meeting (the "Meeting") of the Shareholders of INTERNATIONAL MUREX TECHNOLOGIES CORPORATION (the "Company") will be held at the Four Seasons Hotel, 21 Avenue Road, Toronto, Ontario on Tuesday, May 13, 1997, at the hour of 2:00 p.m. eastern daylight savings time for the following purposes:

          1. To receive the Report of the Directors to the Shareholders and the consolidated financial statements of the Company, together with the Auditor's Report thereon, for the year ended December 31, 1996.

          2.   To elect Directors for the ensuing year.

          3.   To amend the Employee Stock Purchase Plan.

          4. To appoint the Auditors for the ensuing year and to authorize the Directors to fix the remuneration to be paid to the Auditors.

          5. To transact such further or other business as may properly come before the Meeting and any adjournments thereof.

          Management of the Company is not aware of any other matter to come before the Meeting other than as set forth in this Notice and Proxy Statement. The Company's audited financial statements and Annual Report to Shareholders for 1996 accompany this Notice and Proxy Statement.

          The close of business on March 24, 1997 has been fixed as the record date for determining the Shareholders entitled to notice of and to vote at the Meeting. If you are unable to attend the Meeting in person, please complete, sign and date the enclosed form of proxy and return the same in the enclosed return envelope.

                                        BY ORDER OF THE BOARD


                                        JILL A. GILMER
                                        Corporate Secretary
          April 3, 1997

                     INTERNATIONAL MUREX TECHNOLOGIES CORPORATION
                        2255 B. Queen Street, East, Suite 828
                               Toronto, Ontario M4E 1G3

                                   PROXY STATEMENT
                                   ---------------

                      (As of April 3, 1997, except as indicated)

          This Proxy Statement is furnished in connection with the solicitation of Proxies by the management of INTERNATIONAL MUREX TECHNOLOGIES CORPORATION (the "Company" or "IMTC") for use at the Annual Meeting (the "Meeting") of Shareholders to be held on May 13, 1997, and at any adjournments thereof. The solicitation will be conducted by mail and may be supplemented by telephone or other personal contact to be made without special compensation by officers and employees of the Company. The cost of the proxy solicitation including clerical work, printing and postage will be borne by the Company. All Shareholders of the Company's outstanding common shares at the close of business on March 24, 1997 (the "Record Date") are entitled to attend and vote at the Meeting. The approximate date on which this Proxy Statement and accompanying form of proxy are being mailed to Shareholders is April 3, 1997.

          All currency amounts stated herein are in United States dollars, unless otherwise noted. As of March 14, 1997, the noon buying rate as reported by the Federal Reserve Bank of New York for the conversion of Canadian dollars into United States dollars was $1.3636 Cdn. equals $1.00 U.S.

          REVOCABILITY OF PROXY

          The persons named as proxy holders in the enclosed form of proxy are Directors or officers of the Company.

          Any Shareholder returning the enclosed form of proxy may revoke the same at any time insofar as it has not been exercised. In addition to revocation in any other manner permitted by law, a proxy may be revoked by instrument in writing executed by the Shareholder or by his attorney authorized in writing or, if the Shareholder is a corporation, under its corporate seal or by an officer or attorney thereof duly authorized, and deposited at the registered office of the Company, 10th Floor 595 Howe Street, Vancouver, British Columbia, V6C 2T5, at any time up to and including the last business day preceding the day of the Meeting, or any adjournment thereof, or with the Chairman of the Meeting on the day of the Meeting. A proxy may also be revoked by executing and delivering a later dated proxy in the manner described in the preceding sentence or by attending and voting in person at the Meeting.

          VOTING SHARES

          The Company is authorized to issue 200,000,000 common shares without par value, of which 16,285,011 common shares, were issued and outstanding on the Record Date. Only the holders of common shares of record at the close of business on the Record Date will be entitled to attend and vote at the Meeting. Each one common share held is entitled to one vote. The affirmative vote of a majority of the shares represented at the Meeting and entitled to vote is sufficient for the election of Directors and the approval of the proposed resolutions. Only those votes cast for or against a resolution are included in determining whether a resolution is approved or defeated.

          VOTING OF PROXIES

          A SHAREHOLDER HAS THE RIGHT TO APPOINT A PERSON (WHO NEED NOT BE A SHAREHOLDER) TO ATTEND AND ACT FOR HIM AND ON HIS BEHALF AT THE MEETING OTHER THAN THE PERSONS DESIGNATED IN THE ACCOMPANYING FORM OF PROXY. TO EXERCISE THIS RIGHT THE SHAREHOLDER MAY INSERT THE NAME OF THE DESIRED PERSON IN THE BLANK SPACE PROVIDED IN THE PROXY AND STRIKE OUT THE OTHER NAMES OR MAY SUBMIT ANOTHER PROXY.

          THE SHARES REPRESENTED BY THE PROXY CARD WILL BE VOTED OR WITHHELD FROM VOTING IN ACCORDANCE WITH THE INSTRUCTIONS OF THE SHAREHOLDER ON ANY BALLOT OF A PROPOSAL THAT MAY BE CALLED FOR AND, IF THE SHAREHOLDER SPECIFIES A CHOICE WITH RESPECT TO ANY MATTER TO BE ACTED UPON, THE SECURITIES WILL BE VOTED ACCORDINGLY. WITH RESPECT TO ANY AMENDMENTS OR VARIATIONS IN ANY OF THE PROPOSALS SHOWN ON THE PROXY CARD, OR MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING, THE SHARES WILL BE VOTED BY THE NOMINEE APPOINTED AS THE NOMINEE IN ITS SOLE DISCRETION SEES FIT.

          ELECTION OF DIRECTORS (PROPOSAL 1)

          The Directors of the Company are elected at each Annual Meeting and hold office until the next Annual Meeting or until their successors are appointed. In the absence of instructions to the contrary, the enclosed proxy will be voted for the nominees listed below.

          The Company currently has nine authorized seats on the Board and nine members are proposed for Shareholder election. The following table sets forth information concerning the individuals nominated by the Board of Directors to be elected Directors of the Company, including their ages, positions and tenure with the Company in such position as of the date of this Proxy Statement:

     -----------------------------------------------------------------------
               NAME/POSITION               AGE             DIRECTOR SINCE
               --------------              ---            ---------------

      C. ROBERT CUSICK                      50            February 3, 1989
      Chief Executive Officer,
      President and Director

      J. TREVOR EYTON, O.C.(1)              62            January 21, 1997
      Director

      THOMAS L. GAVAN, M.D.(1)              67             April 17, 1990
      Director

      NORBERT J. GILMORE,                   54             April 17, 1990
      Ph.D.,M.D.(2)
      Director

      JAY A. LEFTON(1)                      40            December 9, 1991
      Director

      HARTLAND M. MACDOUGALL, CVO,          66            January 21, 1997
      O.C.(2)
      Director

      STANLEY E. READ, Ph.D., M.D.(2)       56             April 17, 1990
      Director

      VICTOR A. RICE(2)                     56      April 15, 1994 (previously a
      Director                                        director from April 17,
                                                            1990 to
                                                       November 30, 1992)

      F. MICHAEL P. WARREN, Q.C.            61      June 28, 1989 (previously a
      Chairman and Director                         director from June 5, 1986
                                                                to
                                                          August 27, 1987)

     1 Member of the Audit Committee
     2 Member of the Compensation Committee

     -------------------------------------------------------------------------

          C. Robert Cusick has been President and Chief Executive Officer
          (CEO) of IMTC since December 1, 1996 and Vice Chairman since November 1993. He previously served as President and CEO of IMTC from April 1990 to October 1993 and as Chief Financial Officer from March 1995 to December 1996. He continues to serve in various executive positions for a number of the Company's subsidiaries. Mr. Cusick is a certified public accountant and has served in various executive positions in manufacturing, banking and real estate prior to joining the Company.

          The Honorable J. Trevor Eyton has served as a member of the Canadian Senate since September 1990. In addition, Mr. Eyton currently serves as the Chairman of Brascan Limited and Trilon Financial Corporation. From 1962 to 1979, Mr. Eyton was a partner of the law firm Tory Tory DesLauriers & Binnington of Toronto, Ontario. Mr. Eyton also serves as a director of other companies such as Coca-Cola Beverages, General Motors of Canada Limited, London Life Insurance Group Inc., M. A. Hanna Company and Noranda Inc.

          Dr. Thomas L. Gavan served as the Chairman of the Division of Laboratory Medicine of The Cleveland Clinic Foundation, a medical clinic in Cleveland, Ohio from 1985 until his retirement on December 31, 1991. He is a member of the Board of Governors of the College of American Pathologists. He is also a past President of the National Committee for Clinical Laboratory Standards.

          Dr. Norbert J. Gilmore has been a Senior Physician of the Royal Victoria Hospital, Montreal, Quebec since 1987, and a member of its Division of Clinical Immunology since 1974. He has been a member of the Faculty of Medicine at McGill University in Montreal since 1974 and has been a Professor of Medicine since 1994. He has also been a Member of the McGill Centre for Medicine, Ethics and Law since 1986. He was Chairman of the National Advisory Committee on AIDS from 1983 to 1989, co-founder of the Canadian Foundation for AIDS Research ("CanFAR"), its President from 1988 to 1989, and was Chairman of the Expert Committee on AIDS and Prisons of the Correctional Service of Canada from 1992 to 1994.

          Jay A. Lefton has been a partner of the firm of Aird & Berlis, Barristers and Solicitors, Toronto, Ontario since 1986, where he specializes in corporate and securities law. He is a member of the Ontario Biotechnology Advisory Board as well as a member of the Board of Governors, the Commercial Developments Committee and the Technology Transfer and Industrial Liaison Committee of Mount Sinai Hospital, Toronto, Ontario. Mr. Lefton sits on the board of directors of various charitable organizations, including the Huntington Society of Canada and the Reena Foundation. He is also a member of the Board of Directors of Sumtra Diversified Inc. Aird & Berlis has and is currently providing legal counsel for the Company in Ontario.

          Hartland M. MacDougall currently serves as the Deputy Chairman of London Life Insurance Company and London Insurance Group Inc. He was the former Chairman of Royal Trust and related companies from 1984 to 1993 when it was sold to the Royal Bank of Canada. Prior to that Mr. MacDougall was a career banker with Bank of Montreal from 1953, serving as a director from 1974 to 1984 and the last four years as Vice Chairman.

          Dr. Stanley E. Read has been the director of the HIV/AIDS Comprehensive Care Program since 1988 and the Head of the Division of Infectious Diseases since 1992 at The Hospital for Sick Children in Toronto, Ontario. He has been Professor of Pediatrics and Microbiology at the University of Toronto since 1990 and was an Associate Professor of Pediatrics and
          Microbiology at the University of Toronto from 1980 to 1990.   He
          was the Director of the Infectious Disease Training Program at The Hospital for Sick Children, Toronto, Ontario, between 1986 and 1990. He also has been an Associate in the Department of Medicine at the Toronto General Hospital since 1983 as well as an Adjunct Professor at Rockefeller University in New York, New York since 1980. He is on the Board of Directors of CanFAR and has been the Chairman of its Scientific Advisory Committee since 1992.

          Victor A. Rice is Chief Executive and a Director of Lucas Varity plc, a global manufacturer and supplier of products, systems and services to the automotive, diesel engine and aerospace industries. From 1980 until 1996, Mr. Rice was chairman and Chief Executive Officer of Varity Corporation. Mr. Rice also serves as a director of the Louisiana Land and Exploration Company and American Precision Industries.

          F. Michael P. Warren, a founder of IMTC, has served as Chairman of the Board of the Company since April 1990. He has also served in various executive positions for the Company's UK and other subsidiaries since February 1992. Mr. Warren was a partner of the firm of Owen, Bird, Barristers and Solicitors, Vancouver, British Columbia from 1970 through January 1992. Mr. Warren also serves as a Director of Biotechna Environmental Technologies Corporation.

          EXECUTIVE OFFICERS

  ----------------------------------------------------------------------------

                                                         DIRECTOR AND/OR
          NAME              AGE     POSITION              POSITION SINCE
          ----              ---     --------             ---------------

   F. MICHAEL P. WARREN     61   Chairman                  April 17, 1990

   C. ROBERT CUSICK         50   President & CEO           February 3, 1989

   STEVEN C. RAMSEY         48   CFO and Vice              March 1, 1995
                                 President/Controller

   GUIDO GUIDETTI           46   Vice President            December 3, 1996

   R. PETER SILVESTON       47   Vice President            December 3, 1996

   JILL A. GILMER           37   Corporate Secretary       November 13, 1992

  ---------------------------------------------------------------------------

          The career synopsis of all Executive Officers not listed below is contained in the section entitled "Election of Directors."

          Steven C. Ramsey has served as Chief Financial Officer since December 1996 and as Vice President/ Controller since March 1995. From May 1993 until August 1996, he served as Finance Director of the Company's UK subsidiaries. Mr. Ramsey joined the Company as Vice President, Finance of Murex Corporation in February 1992. Prior to joining the Company, Mr. Ramsey served in various management capacities with Sprint and The Molson Companies Limited.

          Guido Guidetti has served as Vice President since December 1996. He has also served as a Director and General Manager-Commercial Operations of the Company's UK subsidiaries since joining the Company in November, 1993. Mr. Guidetti is responsible for the continued development and management of the Company's worldwide marketing and distribution network. Mr. Guidetti has over 18 years' experience in the diagnostic products industry. Prior to joining the Company, Mr. Guidetti was Director of Commercial Operations Europe for Syntex's SYVA Diagnostics. Mr. Guidetti also served in various management capacities at Abbott Diagnostics for seven years and at Johnson & Johnson for more than eight years.

          R. Peter Silveston has served as Vice President since December 1996. He has also served as a Director and General Manager of the Company's UK subsidiaries since 1992. Mr. Silveston is responsible for operations, research and development, information systems and legal and intellectual property matters. With over 26 years in the health care industry, Mr. Silveston was a member of the executive management team of Wellcome Diagnostics at the time of the acquisition of the business by the Company in February 1992. Prior to joining Wellcome Diagnostics in 1989, he served in various management positions in the pharmaceutical business of The Wellcome Foundation Limited.

          Jill A. Gilmer has served as Corporate Secretary of IMTC since November 1992. She has also served in various other positions with subsidiaries of the Company since August 1985.

          THE BOARD OF DIRECTORS

          During the year ended December 31, 1996, the Board of Directors held six meetings. Every director, with the exception of Austin Taylor, a former director, attended more than 90% of the meetings of the Board and the committees on which they serve. Mr. Taylor, now deceased, was seriously ill during the year and resigned his position in November 1996. On six other occasions, the Board unanimously consented in writing to various resolutions pertaining to the Company's affairs.

          The Company pays each Director, other than a Director who is an officer or employee of the Company, an annual fee in the amount of $5,000. In addition, each such Director is paid a meeting fee of $1,500 for each meeting of the Board of Directors and each committee meeting attended, and is reimbursed for incidental out-of-pocket expenses. During the most recently completed year, $126,000 was paid to the non-executive Directors of the Company pursuant to this arrangement.

          See "Employee Equity Incentive Plan" regarding stock options which have been or may be granted to the Company's Directors.

          COMMITTEES OF THE BOARD

          The Board of Directors has two standing committees to assist in carrying out its obligations. Committee positions held during 1996 are set forth in the table of the section entitled, "Election of Directors." The principal responsibilities of each committee are described below.

          The Audit Committee, comprised of three independent Directors, is primarily concerned with the effectiveness of the Company's accounting policies and practices, financial reporting and internal controls. Specifically, the Committee recommends to the Board of Directors the firm to be appointed as the Company's independent public accountants, subject to ratification by the Shareholders; reviews and approves the scope of the annual examination of the books and records of the Company and its subsidiaries and reviews the audit findings and recommendations of the independent public accountants; considers the organization, scope and adequacy of the Company's internal audit staff of the Company, and provides oversight with respect to accounting principles employed in the Company's financial reporting. This Committee met five times during 1996.

          The Compensation Committee, currently comprised of four non-employee Directors, oversees the Company's compensation and benefit policies and programs, including administration of the Amended and Restated 1993 Employee Equity Incentive Plan and the 1990 Stock Option Plan and the Employee Stock Purchase Plan. It also recommends to the Board of Directors annual salaries, bonuses and stock option awards for officers and certain other
          key executives.   This committee unanimously consented in
          writing, on three separate occasions, to various resolutions pertaining to Committee affairs.

          BENEFICIAL OWNERSHIP OF SECURITIES

          SHARES HELD BY NOMINEES FOR ELECTION OF DIRECTORS

          The following table sets forth as of the Record Date the number and percentage of common shares of the Company owned beneficially by each nominee for election as a Director:

      ------------------------------------------------------------------------
                                                        No. of
                                                        Common    Percentage of
                                                        Shares     Outstanding
                                                      Acquirable  Common Shares
                                         Percentage      upon         if all
                             Number of       of       Exercise of Options Owned
                            Outstanding  Outstanding    Options   or Controlled
                              Shares       Common      Owned or        are
        Name and Location     Owned(2)     Shares    Controlled(2)  Exercised(1)
       ------------------   ----------    --------   ------------- -------------

      C. ROBERT CUSICK        38,929         0.2%      225,200(3)       1.6%
      Pittsburgh,
      Pennsylvania

      J. TREVOR EYTON              0           *        10,000          0.1%
      Toronto, Ontario

      THOMAS L. GAVAN          5,000           *        50,000          0.3%
      Bay Village, Ohio

      NORBERT J. GILMORE      17,500         0.1%       50,000          0.4%
      Montreal, Quebec

      JAY A. LEFTON              800           *        50,000          0.3%
      Toronto, Ontario

      HARTLAND M.                  0           *        10,000          0.1%
      MACDOUGALL
      Toronto, Ontario

      STANLEY E. READ         20,000         0.1%       50,000          0.4%
      Toronto, Ontario

      VICTOR A. RICE          25,000         0.2%       50,000          0.5%
      Buffalo, New York

      F. MICHAEL P.          321,450(4)      2.0%      225,200(5)       3.4%
      WARREN
      London, England

      ALL OFFICERS AND
      DIRECTORS AS A GROUP   438,038         2.7%      815,550          7.5%
      (13 persons)


     *Less than 0.1%

      1 The stock ownership information is based upon the number of common shares outstanding and the number of common shares which may be acquired upon the exercise of outstanding options (as applicable) as of 60 days after the Record Date.

      2 Unless otherwise indicated, each person has sole voting and investment powers with respect to the shares specified opposite his name.

      3 Does not include (i) 60,539 common shares that were awarded to Mr. Cusick as part of his 1996 bonus (see "Summary Compensation Table" and "Compensation Committee Report on Executive Compensation - Annual Incentive Opportunity"), or (ii) 25,200 common shares which may be acquired upon the exercise of unvested options that were granted
          March 4, 1996.

      4 Includes 109,715 shares owned of record by Proteus BioResearch Corporation, of which Mr. Warren owns one-third of the outstanding common shares; 23,900 shares owned of record by Hygeia Diagnostics Corporation, of which Mr. Warren owns one-half of the outstanding common shares; and 158,284 shares owned of record by QGB Investments Limited, of which Mr. Warren owns 28.33% of the outstanding common shares. Mr. Warren shares voting and investment power for these shares which total 291,899 or 90.8% of his holdings of the Company's common shares.

      5 Does not include (i) 60,539 common shares that were awarded to Mr. Warren as part of his 1996 bonus (see 'Summary Compensation Table" and "Compensation Committee Report on Executive Compensation - Annual Incentive Opportunity"), or (ii) 25,200 common shares which may be acquired upon the exercise of unvested options that were granted March 4, 1996.
     --------------------------------------------------------------------------

          BENEFICIAL OWNERS OF MORE THAN 5% OF VOTING STOCK

          To the knowledge of the Directors and executive officers of the Company, no person beneficially owned, directly or indirectly, or exercised control or direction over shares representing more than 5% of the outstanding common shares of the Company as of the Record Date, unless otherwise noted, except the following:

  --------------------------------------------------------------------------

                            No. of Outstanding
                               Common Shares          Percentage of
                                 Owned or          Outstanding Common
    Name                        Controlled               Shares
    ----                    ------------------     ------------------


   The Estate of Edward J.     1,983,013(1)              12.4%
   DeBartolo, Sr.
   7620 Market Street
   Youngstown, Ohio

   Edward J. DeBartolo, Jr.    2,533,450                 15.8%
   7620 Market Street
   Youngstown, Ohio

   Citicorp and its            1,790,433(2)              11.2%
   wholly-owned
   subsidiaries, Citibank,
   NA(US); Citibank
   (Switzerland); Citibank
   (Luxembourg);
   Citibank, NA (UK)
   399 Park Avenue
   New York, New York

   University of Notre         1,000,000                  6.2%
   Dame
   Notre Dame, Indiana

   Oracle Partners, L.P.         880,500(3)               5.5%
   and Oracle
   Institutional
   Partners, L.P.
   Larry Feinberg
   712 Fifth Avenue,
   45th Floor
   New York, New York

   ------------------------

          1 Edward J. DeBartolo, Jr. and Marie Denise DeBartolo York are co-executors of The Estate of Edward J. DeBartolo, Sr. and as such disclaim beneficial ownership of these shares except to the extent of their presently indeterminate pecuniary interest.

          2    Based solely upon information furnished to the Company on
               Schedule 13G dated January 14, 1997 including data as of November 30, 1996.

          3    Based solely upon information furnished to the Company on
               Schedule 13D dated January 9, 1997 including as of December 31, 1996.
          -----------------------------------------------------------------

          INTEREST OF INSIDERS IN MATERIAL TRANSACTIONS

          No insider or proposed nominee for election as a Director of the Company and no associate or affiliate of the foregoing persons has or has had any material interest, direct or indirect, in any transaction since the commencement of the Company's last completed financial year or in any proposed transaction which in either such case has materially affected or will materially affect the Company.

          SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

          Section 16 of the Securities Exchange Act of 1934 requires Directors, executive officers and persons, if any, owning more than ten percent of a class of the Company's equity securities to file reports with the Securities and Exchange Commission ("SEC") and the Nasdaq National Market System.

          Based solely upon a review of the copies of the forms furnished to the Company or written representations that no other reports were required, the Company believes that during the preceding year filings applicable to executive officers and directors were met except for the following late filings on Form 4: Mr. Cusick's open market purchase of 3,000 shares on August 9, 1996 was filed September 30, 1996 and an open market purchase by David Tholen (formerly an officer and a director of the Company) of 100 shares on April 24, 1996 was filed September 30, 1996. In addition, the initial Form 3's for Messrs. Eyton, Guidetti, MacDougall and Silveston were filed late.

          COMPENSATION OF EXECUTIVE OFFICERS

          The following table sets forth the total compensation paid or accrued by the Company during the Company's three most recent fiscal years to the Company's Chief Executive Officer, the four most highly compensated executive officers and a former Chief Executive Officer of the Company during the fiscal year ended December 31, 1996.

      ========================================================================
                              SUMMARY COMPENSATION TABLE
      ------------------------------------------------------------------------

                                           ANNUAL COMPENSATION (1)
                              ------------------------------------------------
                                                                       OTHER
                                                                       ANNUAL
                                                   BONUS ($)           COMPEN-
                                            -----------------------    SATION
        EXECUTIVE                                                        (3)
         OFFICER       YEAR   SALARY ($)       CASH       NON-CASH       ($)
      ------------------------------------------------------------------------
      C. Robert        1996   $230,625      $163,407(4)  $363,236(5)
      Cusick           1995    225,000
      President/CEO    1994    225,000      425,000(10)

      F. Michael P.    1996   $230,625      $163,407(4)  $363,236(5)  $ 56,290
      Warren           1995    225,000
      Chairman         1994    225,000       425,000(10)

      Steven C.        1996   $126,034       $39,315(4)
      Ramsey           1995    121,800                    $85,073(5)
      CFO & V.P./
      Controller

      Guido            1996   $187,747       $67,065(4)  $133,763(5)
      Guidetti
      Vice President

      R. Peter         1996   $144,822       $56,866(4)  $104,750(5)
      Silveston
      Vice President

      J. David         1996   $234,896(6)   $181,563(4)  $403,595(5)
      Tholen(9)        1995    250,000                                  30,087
      Former           1994    250,000      450,000(10)
      President/CEO
      -----------------------------------------------------------------------



     -------------------------------------------------------------------------
                                          LONG TERM
                                         COMPENSATION
                                     ---------------------
                                           AWARDS(2)                  ALL
                                     ---------------------           OTHER
                                     SECURITIES UNDERLYING          COMPEN-
    EXECUTIVE                            OPTIONS/SARS              SATION(1)
    OFFICER                   YEAR           (#)                      ($)
    --------------------------------------------------------------------------

    C. Robert Cusick          1996         250,400                $17,216 (7)
    President/CEO             1995                                 20,760 (7)
                              1994                                 20,000 (7)

    F. Michael P. Warren      1996         250,400                 14,922 (7)
    Chairman                  1995
                              1994

    Steven C. Ramsey          1996          31,800                $12,078 (7)
    CFO & V.P./               1995                                 12,180 (7)
    Controller

    Guido Guidetti            1996          35,200                 37,549 (7)
    Vice President

    R. Peter Silveston        1996          31,300                 28,964 (7)
    Vice President

    J. David Tholen (9)       1996         256,000(11)            $39,223(7,8)
    Former President/CEO      1995                                 20,760 (7)
                              1994                                 17,708 (7)
    --------------------------------------------------------------------------

      (1) Amounts paid in currencies other than U.S. dollars have been converted at applicable exchange rates.
      (2) As of December 31, 1996, there were no shares of restricted stock outstanding. A portion of the options granted in 1996 are not exercisable, see table entitled "Aggregated Options/SAR Exercises in Last Fiscal Year and Year-End Options SAR Value."
      (3) Includes the amount of perquisites and other personal benefits paid in excess of the lesser of $50,000, or 10% of the aggregate salary and bonus.
      (4) Amount includes cash payout based on criteria set forth in the Senior Management Incentive Plan.
      (5) Represents the value of a stock bonus awarded by the Compensation Committee in September 1996 to executive officers and other key managers following the settlement by the Company of its HCV patent litigation against Chiron Corporation and Johnson & Johnson/Ortho Diagnostic Systems, Inc. and their respective affiliates. During the four years of this litigation throughout Europe and Australia, the executive officers and key managers were under threat of personal litigation and significant liability in regard to the matters in dispute exposing them to adverse judgements in damages. For purposes of this table, the shares were valued at $6 each based on the fair market value of the Company's stock on the date of the award. The underlying shares will be issued during 1998. See also "Annual Incentive Opportunity."
      (6)  Includes Mr. Tholen's base salary earned through November 30, 1996.
      (7) Amounts paid by the Company to tax-qualified defined contribution retirement plan.
      (8)  Includes severance for Mr. Tholen of $21,354 paid in December 1996.
      (9) Mr. Tholen resigned as President/CEO effective December 1, 1996 and as a Director effective January 20, 1997.
      (10) Consists of bonus payout pursuant to the 1994 EPS Plan and a one-time incentive award as described in the 1995 Proxy Statement.
      (11) At December 31, 1996, 56,000 options expired unexercised.
     =========================================================================

          The following table includes individual options/stock appreciation rights (SARs) granted to the Chief Executive Officer and other named executives during 1996.

     ==========================================================================
                        OPTION/SAR GRANTS IN LAST FISCAL YEAR

     --------------------------------------------------------------------------
                                      PERCENT OF TOTAL
                                        OPTIONS/SARs
                         NUMBER OF       GRANTED TO
                       OPTIONS/SARs     EMPLOYEES IN   EXERCISE OR  EXPIRATION
     NAME               GRANTED (#)      FISCAL YEAR    BASE PRICE     DATE

     --------------------------------------------------------------------------
     C. Robert           250,400         16.80%           $3.125      3/4/2001
     Cusick
     --------------------------------------------------------------------------
     F. Michael P.       250,400         16.80%           $3.125      3/4/2001
     Warren
     --------------------------------------------------------------------------
     Steven C.            31,800          2.13%           $3.125      3/4/2001
     Ramsey
     --------------------------------------------------------------------------
     Guido Guidetti       35,200          2.36%           $3.125      3/4/2001
     --------------------------------------------------------------------------
     R. Peter             31,300          2.10%           $3.125      3/4/2001
     Silveston
     --------------------------------------------------------------------------
     J. David Tholen     200,000         13.42%           $3.125      3/1/1999
     Former               56,000          3.76%            3.125    12/31/1996
     Pres./CEO
     ==========================================================================



     --------------------------------------------------------------------------
                                     POTENTIAL REALIZABLE VALUE AT ASSUMED
                                   ANNUAL RATES OF STOCK PRICE APPRECIATION
                                                FOR OPTION TERM ($)
                                   ------------------------------------------
     NAME                                5.00%                  10.00%

     ------------------------------------------------------------------------
     C. Robert Cusick                  $236,163                $502,928
     ------------------------------------------------------------------------
     F. Michael P. Warren              $236,163                $502,928
     ------------------------------------------------------------------------
     Steven C. Ramsey                   $29,991                 $63,870
     ------------------------------------------------------------------------
     Guido Guidetti                     $33,197                 $70,699
     ------------------------------------------------------------------------
     R. Peter Silveston                 $29,519                 $62,866
     ------------------------------------------------------------------------
     J. David Tholen                   $112,985                $223,512
     Former Pres./CEO                    12,425                  21,350
     ========================================================================


     The following table shows the value of all options held by the Chief Executive Officers and other named executives as of December 31, 1996.


      =========================================================================
                AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR
                           AND YEAR-END OPTIONS SAR VALUE
      -------------------------------------------------------------------------

                                                       NUMBER OF UNEXERCISED
                              SHARES                  OPTIONS/SAR AT YEAR-END
                             ACQUIRED                          (#)
                                ON         VALUE   ----------------------------
                             EXERCISE    REALIZED
              NAME             (#)          ($)     EXERCISABLE   UNEXERCISABLE

      -------------------------------------------------------------------------
      C. Robert Cusick         None         $ 0      200,000          50,400

      F. Michael Warren        None         $ 0      200,000          50,400

      Steven C. Ramsey         None         $ 0       20,000          11,800

      Guido Guidetti           None         $ 0       20,000          15,200

      R. Peter Silveston       None         $ 0       20,000          11,300

      J. David Tholen          None         $ 0      200,000               0
      Former Pres./CEO
      =========================================================================



     -------------------------------------------------------------------
                                           VALUE OF UNEXERCISED
                                               IN-THE-MONEY
                                         OPTIONS/SAR AT YEAR-END ($)
                                     --------------------------------

         NAME                        EXERCISABLE        UNEXERCISABLE

     -------------------------------------------------------------------

     C. Robert Cusick                  $756,300            $190,587

     F. Michael Warren                  756,300             190,587

     Steven C. Ramsey                    75,630              44,621

     Guido Guidetti                      75,630              57,478

     R. Peter Silveston                  75,630              42,730

     J. David Tholen                    756,300                   0
     Former Pres./CEO
     ===================================================================

          The following table sets out particulars of the options and SARs held by the named executives which were repriced downward from December 11, 1990 (the date on which the Company became subject to SEC reporting) to the period ended December 31, 1996. The repricings reflected in the following table were effected to sustain the stated objective of the plans to provide an effective incentive to executive officers and key employees.

     =========================================================================
                            TEN-YEAR OPTION/SAR REPRICING
     -------------------------------------------------------------------------
                                                                  MARKET PRICE
                                                                   OF STOCK AT
                                                    NUMBER OF       TIME OF
                                                   OPTIONS/SARs   REPRICING OR
                                     DATE OF        REPRICED OR    AMENDMENT
            NAME                    REPRICING       AMENDED (#)     ($)(2)
     -------------------------------------------------------------------------
     C. Robert Cusick (1)            05/11/93          75,000        $5.00
                                     03/04/96          75,000         2.94
                                     03/04/96          75,000         2.94
                                     03/04/96         125,000         2.94
     -------------------------------------------------------------------------
     F. Michael P. Warren (1)        05/11/93          75,000         5.00
                                     03/04/96          75,000         2.94
                                     03/04/96          75,000         2.94
                                     03/04/96         125,000         2.94
     -------------------------------------------------------------------------
     Steven C. Ramsey                03/04/96          20,000         2.94
     -------------------------------------------------------------------------
     Guido Guidetti                  03/04/96          20,000         2.94
     -------------------------------------------------------------------------
     R. Peter Silveston              03/04/96          20,000         2.94
     -------------------------------------------------------------------------
     J. David Tholen (1)             03/04/96         150,000         2.94
                                     03/04/96         125,000         2.94
     -------------------------------------------------------------------------


     -------------------------------------------------------------------------

                                                              LENGTH OF
                                                               ORIGINAL
                                  EXERCISE                    OPTION TERM
                                  PRICE AT                    REMAINING AT
                                  TIME OF          NEW          DATE OF
                                 REPRICING       EXERCISE     REPRICING OR
                                 AMENDMENT        PRICE        AMENDMENT
           NAME                     ($)           ($)(2)          (3)
     --------------------------------------------------------------------
     C. Robert Cusick(1)       Cdn. $14.50         $6.00          4 yrs.
                                Cdn. $5.75          3.13         <1 yr.
                                      6.00          3.13          1 yr.
                                      7.00          3.13          7 yrs.
     --------------------------------------------------------------------
     F. Michael P. Warren(1)   Cdn. $14.50         $6.00          4 yrs.
                                Cdn. $5.75          3.13         <1 yr.
                                      6.00          3.13          1 yr.
                                      7.00          3.13          7 yrs.
     --------------------------------------------------------------------
     Steven C. Ramsey                $6.00         $3.13          1 yr.
     --------------------------------------------------------------------
     Guido Guidetti                  $6.00         $3.13          7 yrs.
     --------------------------------------------------------------------
     R. Peter Silveston              $6.00         $3.13          1 yr.
     --------------------------------------------------------------------
     J. David Tholen(1)              $6.00         $3.13          7 yrs.
                                      7.00          3.13          7 yrs.
     --------------------------------------------------------------------

     (1) Messrs. Cusick, Tholen and Warren forfeited 75,000 options each at the March 4, 1996 regrant. They each received only 200,000 replacement options. All other optionees' received a number of repriced options equal to the number they had outstanding at the time of regrant.
     (2) For the March 4, 1996 regrants, the Market Price and Exercise Price information is set as of March 1, 1996, the day prior to grant, pursuant to the plan.
     (3) Those options regranted to executive officers and employees have five year terms.
     =========================================================================


          MANAGEMENT CONTRACTS

          No management functions of the Company are performed to any substantial degree by a person other than the Directors or executive officers of the Company listed in the "Summary Compensation Table" and no other executive management contracts exist, other than those described below.

          During 1995, the Company entered into employment agreements with Messrs. Warren and Cusick each having similar terms and conditions. These agreements have initial terms of three years with automatic renewal in one year increments thereafter unless notification is provided. The beginning base salaries were set at $225,000 for Messrs. Warren and Cusick allowing for annual cost of living adjustments starting January 1, 1996. These agreements incorporate two-year non-competition and non-solicitation provisions of the Company's customers and employees. If the Company terminates any of these executives for other than cause, they will be entitled to receive twenty-four months base compensation. These agreements also include provisions for compensation pursuant to a change of control as further described in this Proxy Statement in the following section entitled "Termination of Employment or Change of Control."

          Also during 1995, the Company entered into an employment agreement with Mr. Tholen having similar terms and conditions and those described above for Messrs. Cusick and Warren. The beginning base salary was set at $250,000 for Mr. Tholen allowing for annual cost of living adjustments starting January 1, 1996. In December 1996, Mr. Tholen resigned as President and CEO and will receive severance payments similar to those described for Messrs. Warren and Cusick.

          In July 1995, the Company entered into an employment agreement with Mr. Ramsey. This agreement has an initial one year term with automatic renewal in one year increments thereafter unless notification is provided. Under the terms of the agreement, base salary was set at $122,960 and will be adjusted annually by an amount equal to the Consumer Price Index starting January 1, 1996. This agreement incorporates one-year non-competition and non-solicitation provisions of the Company's customers and employees. If the Company terminates Mr. Ramsey for other than cause, he will be entitled to receive an amount equal to his current annual base salary. Mr. Ramsey's contract also includes provisions for compensation pursuant to a change of control as further described in this Proxy Statement in the following section entitled "Termination of Employment or Change of Control".

          Messrs. Guidetti and Silveston do not currently have employment contracts. However, UK employment policies dictate that they are entitled to twelve months pay in lieu of notice in the event the Company terminates their employment. In the event that either resigns his position, each is required to provide the Company with six months notice. In addition, by letter agreement dated January 12, 1996, the Company has provided for compensation pursuant to a change of control as further described in this Proxy Statement in the following section entitled, "Termination of Employment or Change of Control."

          TERMINATION OF EMPLOYMENT OR CHANGE OF CONTROL

          In addition to the termination provisions of the employment contracts described above, in September 1995 IMTC adopted change of control provisions (the "Provisions") for its executive officers and certain other key managers. The Company believes that these Provisions will protect and enhance the Company's ability to maintain a sound and vital management team despite a possible change in control. The Provisions guarantee salary for 299% of the 5 year annual average of all compensation for Messrs. Warren and Cusick and other benefits (medical, vacation, disability, etc.) for a period of twenty-four months. For Messrs. Ramsey, Guidetti, Silveston and other key employees the Provisions guarantee base salary and other benefits for twenty-four months. The Provisions also incorporate terms that enable an acquiring company to retain key managers. All of the Provisions have been incorporated into existing employment agreements and continue with the term of each. The total amount payable to all participants will be set aside in trust upon a triggering event pursuant to the terms of the Provisions.

          OTHER COMPENSATION MATTERS

          No other compensation was paid by IMTC to executive officers during the most recently completed financial year, including personal benefits and securities or property paid or distributed, which compensation is not offered on the same terms to all full time employees other than those covered by a collective agreement. The value of any such other compensation, paid under terms available to all full-time employees however, does not exceed the lesser of 10% of the total compensation or $50,000 for any executive officer named in the Summary Compensation Table, except as disclosed therein.

          INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

          In January 1996, Mr. Warren borrowed from a Murex Biotech Limited, a UK subsidiary, a total of 216,061 English pounds (approximately US $335,543), evidenced by a promissory note, for use in paying a tax liability associated with his employment there. Payment of the principal amount and interest thereon accumulated at a base rate plus one and one-half percent was paid in full as of December 31, 1996.

          In February 1997, Drs. Gavan, Gilmore and Read each borrowed $60,000 from the Company in order to exercise expiring options. Each borrowing was evidenced by a promissory note and payment of the principal amount and interest is due in full on December 15, 1997. Interest will accrue on unpaid balances at an annual rate of 8.89%, the Company's current borrowing rate.

          EMPLOYEE BENEFIT PLANS

          The Company provides a range of benefit plans to all employees throughout the world. Following is a brief summary of the plans in which executive officers may participate.

          PROFIT SHARING PLANS

          The US 401(k) Plan is a tax-qualified, defined contribution plan administered by an administration committee appointed by the Board of Directors of a wholly-owned US subsidiary of the Company. Employees are eligible to make contributions on a pre-tax basis, receive an allocation or employer matching and profit sharing contributions at the next scheduled enrollment after being employed for three months. A participant is always fully vested in his or her own contributions and investment earnings on those contributions. A participant will vest in the profit sharing and matching contributions made on his or her behalf, and earnings thereon, at the rate of 20% per year beginning after his or her first year of service and become fully vested after five years of service. Generally, a participant will not receive distributions from the US 401(k) Plan until termination of employment, disability or death.

          The UK "money purchase" pension scheme (the "UK Plan") has been approved by the Inland Revenue under Chapter 1, Part XIV of the Income and Corporation Taxes Act of 1988. All permanent employees are eligible to join the UK Plan on the day they become employed and are between the ages of 18 and 60. Each participant is required to contribute an amount equal to 2.5% of base salary. The company contributes 7.5% of base salary to each participants' account. Additional contributions can be made for which the Company matches up to 2.5% of base salary. The total contribution paid by the participant cannot exceed the lower of 15% of annual earnings or a figure determined by Inland Revenue annually. A participant is always fully vested in his or her own contributions and investment earnings on those contributions. A participant will vest in the Company's matching contributions beginning after his or her second year as a member of the UK Plan. Generally, a participant will not receive Company distributions from the UK Plan unless he or she reaches retirement age or transfers all amounts to another qualified plan.

          EMPLOYEE EQUITY INCENTIVE PLAN

          In May 1993, the Company's Board of Directors adopted the International Murex Technologies Corporation Employee Equity Incentive Plan (the "1993 Plan") which was approved by Shareholders in June 1993 and further amended by Shareholder approval in June 1994. The purpose of the 1993 Plan is to provide long-term compensation incentives for superior performance in the interest of Shareholders by key employees of the Company, and its subsidiaries, as well as equity-based compensation for members of the Board of Directors. The 1993 Plan is intended to strengthen the Company's long term financial performance and its ability to attract and retain management employees and directors upon whose judgment, initiative and efforts the Company's continued success, growth and development are dependent. The maximum number of common shares of the Company which may be issued pursuant to awards under the 1993 Plan is no more than 2,000,000 shares.

          The Compensation Committee determines the terms and conditions of the options granted under the 1993 Plan, including the type of option and the time and manner in which each option becomes exercisable. Generally, the exercise period for any option, including any extension which the Committee may from time to time decide to grant, may not exceed ten years from the date of grant. The option price per share will be determined by the Committee at the time any option is granted and may not be less than the fair market value or, in the case of an incentive stock option granted to a ten percent Shareholder, 110% of the fair market value, on the date the option is granted.

          As amended in June 1994 and beginning with the 1994 annual meeting of the Company's Shareholders, each non-employee member of the Board of Directors of the Company in office immediately following such meeting will automatically be granted an option to purchase 10,000 common shares at a price per share equal to the closing price of the Company's shares on the day prior to grant. Each option granted to a director is immediately exercisable and expires on the tenth anniversary of the date of grant.

          As of December 31, 1996, the 1993 Plan had 1,530,600 options outstanding to approximately 48 individuals of which options held by the executive officers represent 53.5% of the outstanding options.

          1990 STOCK OPTION PLAN

          The 1990 Stock Option Plan (the"1990 Plan") provided that Directors, officers and employees of IMTC and its majority owned subsidiaries were eligible to receive options (or rights) to purchase common shares of the Company within a fixed period of time and at a specified price per share, subject to any necessary regulatory approvals. The 1993 Plan replaced the 1990 Plan and no additional options or rights will be granted under the 1990 Plan.

          As of December 31, 1996, the 1990 Plan had 112,500 options outstanding to approximately 6 individuals of which no options were held by the executive officers.

          QUALIFIED EMPLOYEE STOCK PURCHASE PLAN (ESPP)

          The Company's ESPP became effective July 1, 1993 upon approval by the Company's Shareholders. The ESPP, which is intended to qualify under Section 423 of the Internal Revenue Code of 1986, as amended, (the "Code") is designed to encourage all eligible employees of the Company and its subsidiaries, where permitted by applicable law, to acquire an equity interest in the Company through the purchase of common shares at a price equal to 90% of the closing market price the day prior to the purchase. The Company believes that employees who participate in the ESPP will have a closer identification with the Company by virtue of their ability as Shareholders to participate in and benefit from its future growth. One executive officer purchased a total of 2,206 shares by participating in the ESPP during 1996. The Board of Directors have amended the ESPP and have included in this Proxy Statement a request that the Shareholders approve this amendment. See the section entitled, "Approval to Amend the 1993 Employee Stock Purchase Plan".

          COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

          The Compensation Committee (the "Committee") is responsible for considering and approving compensation arrangements for senior management of the Company. The Committee's objectives for establishing these compensation programs are:

               . To strengthen the relationship of senior managements' pay and the Shareholders' investment by emphasizing incentive compensation that is dependent upon the improvement of Shareholder value, and

               . To enhance the Company's ability to attract, retain, and motivate executives upon whom, in large part, the successful operation and management of the Company depends.

          The Committee is comprised of three independent, non-employee directors who have no "interlocking" relationships, as defined by the Securities and Exchange Commission.

          The Committee approves the design of, assesses the effectiveness of, and administers the executive compensation programs. The Committee has available to it an outside executive compensation consultant, as well as access to independent compensation data. The Committee approves all salary arrangements and other remuneration for executives, evaluates executive performance, and considers related matters.

          COMPENSATION PROGRAM OVERVIEW

          The Committee believes the overall compensation program plays a key role in keeping senior management focused on the enhancement of Shareholder value. The primary components of the Company's executive compensation program are:

               .    Salaries: Pay executives for the base job,

               . Annual incentives (bonus): Rewards for favorable annual performance, and

               . Stock options: Link executive pay directly to Shareholder investment.

          The Committee considers all elements of executive compensation when determining appropriate levels within each pay component. Actual total compensation levels may be above or below targeted levels based on performance levels achieved (e.g., performance under the annual incentive plan, stock price appreciation).

          Periodically, the Company compares its executive compensation pay practices to the "market". For this purpose, the market is a cross-section of similar-sized companies in the drug/medical supply industry. The Committee believes this criteria provides reasonable pay comparisons, enabling the Company to assure executives they are being paid fairly, while assuring Shareholders that executive pay levels are reasonable.

          The companies used for compensation comparisons are not necessarily the same companies that comprise the published industry index in the performance graph. The Committee believes that the most direct competitors for executive talent are not necessarily the same companies that would be included in a published industry index for comparing Shareholder returns.

          SALARIES

          Salary levels for the executive officers at IMTC are determined similarly to those of other salaried employees. Guidelines are established through an external comparison of each position's job content and responsibility versus similar jobs in the marketplace.

          Initial base salary criteria includes job content and responsibility, prior experience, job tenure, internal equity issues, and external pay practices. Subsequent base salary increases, other than those for cost of living adjustments, are influenced by factors such as:

               .    Performance against objectives for the year,

               .    The Company's performance versus financial objectives,

               . The individual's efforts in (a) continuing education and management training, (b) developing relationships with customers and other employees, and (c) demonstrating leadership abilities among co-workers.

          The Company targets salary levels at the market average (e.g., 50th percentile). Overall, the Company's executive officer salary levels are at or near the 50th percentile.

          CHIEF EXECUTIVE OFFICER: Mr. Cusick, who assumed the additional positions of President/CEO effective as of December 1, 1996, received a cost of living increase of 2.5% in 1996 as set forth in his employment agreement (see "Management Contracts"). This increased his base salary to $230,625.

          ANNUAL INCENTIVE OPPORTUNITY

          In 1996, the Company adopted the Senior Management Incentive Plan ("SMIP"), which is intended to act like a modified Economic Value Added incentive plan. The primary measure of corporate performance is return on capital employed ("ROCE"). This measure reflects the economic profitability of the Company, including all charges for the use of capital. The underlying premise is that if the Company earns more than its total cost of capital, then it has added to Shareholder value. The more capital the Company can employ in this profitable manner, the more value it will add for Shareholders.

          The ROCE plan covers all executive officers and certain first line operational management. It has both short and long-term elements to it. For example, performance is measured on an annual basis, but payouts are governed by a "banking concept" that can increase or decrease based on future years' performance.

          In September 1996, the Committee awarded a stock bonus to executive officers and other key managers who were instrumental in settling the patent litigation with Chiron Corporation, et al. The Committee's decision was based on the extraordinary level of personal risk that the executive officers and key managers endured during the 4 years of litigation as well as the extremely favorable impact of the outcome of the settlement on the Company's operations and for its Shareholders. Management of the Company was under constant risk of personal liability and subject to lawsuits from Chiron that put substantially all of their assets at risk. In addition, the executives spent a great deal of personal time away from home to end the litigation in a manner that would be favorable to the Company and its Shareholders. The stock bonus represents a one-time special incentive award and was paid in stock instead of cash to fulfill the Committee's desire to expand the equity ownership of management. The number of shares awarded was calculated using a formula similar to that used in the SMIP. The bonus shares, although fully vested, will be issued in two parts: 75% on January 1, 1998 and 25% on June 1, 1998.

          CHIEF EXECUTIVE OFFICER: Mr. Cusick earned a cash bonus of $163,407 based on the criteria set forth in the SMIP. Mr. Cusick will receive this bonus in March 1997 as set forth in the plan. As described above, Mr. Cusick, who was instrumental in the Chiron settlement, also earned a stock bonus valued at $363,236 using the closing price of the Company's stock on the date of award.

          STOCK OPTIONS

          Stock options are granted to executive officers to help focus efforts on the creation of Shareholder wealth over the long-term. The Company encourages executives to hold the stock received through option exercises to strengthen the tie between their personal pay and the long-term interests of Shareholders.

          Stock options only have value to the executive if the stock price appreciates from the grant date. The Committee believes this will focus executives on the creation of Shareholder value over the long-term.

          In 1995, the Compensation Committee developed a method whereby executive officers and other key managers would be awarded an annual grant of options (the "Annual Grant Method"). These grants will be awarded based on a formula using a percentage of the individual's base salary divided by the fair market value of the Company's common shares at the time of grant. The Committee believes that the annual grant of options will provide continued incentive for its executives to promote the long-term growth of the business.

          CHIEF EXECUTIVE OFFICER: Mr. Cusick received an option grant of 50,400 on March 4, 1996 having a term of 5 years and vesting 50% after one year and 50% after two years.

          POLICY WITH RESPECT TO THE $1 MILLION DEDUCTION LIMIT

          Section 162(m) of the Code generally limits the corporate deduction for compensation paid to executive officers named in the proxy to $1 million, unless certain requirements are met. However, the Company believes that it is not at risk of losing deductions and currently is not affected by the limits on deductibility.

          In the future, the Committee will use its best judgement in such cases, taking all factors into account, including the materiality of any deductions that may be lost.

          CONCLUSION

          The Committee will continue to monitor the effectiveness of the Company's total compensation program to meet strategic business objectives and executive compensation policies.

          The Compensation Committee

          Victor A. Rice, Chairman
          Norbert J. Gilmore, Ph.D., M.D.
          Stanley E. Read, Ph.D., M.D.

                   COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*
                    INTERNATIONAL MUREX TECHNOLOGIES CORPORATION,
               Russell 2000 Index and Value Line Medical Supplies Index
                        (Performance Results Through 12/31/96)


          Assumes $100 invested at the close of trading 12/91 in INTERNATIONAL MUREX TECHNOLOGIES CORPORATION common stock, Russell 2000 Index and Value Line Medical Supplies Index


                           1991     1992     1993     1994     1995     1996
                          ----------------------------------------------------

  INTERNATIONAL MUREX    $100.00  $ 57.01  $ 38.32  $ 28.04  $ 23.36  $ 54.68
  Russell 2000 Index      100.00   118.41   140.80   138.01   177.26   206.48
  Value Line Medical
   Supplies               100.00    87.51    77.89    91.72   135.65   159.25


          *Cumulative total return assumes reinvestment of dividends.

                                                   SOURCE: Value Line, Inc.

          Factual material is obtained from sources believed to be reliable, but the publisher is not responsible for any errors or omissions contained herein.

          The Company (Common Stock trading symbol: MURXF) listed its securities on the Nasdaq National Market System on June 1, 1995 and delisted from the American Stock Exchange and The Toronto Stock Exchange in May 1995 and June 1995, respectively).


          APPROVAL TO AMEND THE 1993 EMPLOYEE STOCK PURCHASE PLAN
          (PROPOSAL 2)

          The Board of Directors and management request that the Shareholders approve a proposal to amend the International Murex Technologies Corporation 1993 Employee Stock Purchase Plan (the "1993 Plan"). The 1993 Plan was adopted as an integral part of the Company's compensation program and was approved by the Company's Shareholders in June 1993. The Board of Directors has amended the 1993 Plan (the "Amended ESPP"), subject to Shareholder approval, and recommends the approval of the Amended ESPP as described herein.

          The material differences between the Amended ESPP and the 1993 Plan are: the shares purchased under the Amended ESPP will be at 85% of the fair market value versus the current 90% of fair market value; the investment period has been changed from monthly intervals to six month intervals; the purchase price will be set at the lower of either the fair market value at the beginning of the period or the fair market value at the end of the period; optional cash purchases will no longer be available; and an additional 500,000 shares of the Company's common stock will be reserved for use in the Amended ESPP. As of December 31, 1996, there were 34,752 shares unissued from the original 100,000 shares reserved for the 1993 Plan.

          The Amended ESPP is intended to qualify under Section 423 of the Code, and is designed to encourage all eligible employees of the Company and its subsidiaries, where permitted by applicable law, to acquire an equity interest in the Company through the purchase of common shares. The Board of Directors and management believes that employees who participate in the Amended ESPP will have a closer identification with the Company by virtue of their ability as shareholders to participate in the Company's future growth.

          The Amended ESPP authorizes eligible employees to purchase common shares of the Company. On February 28, 1997, approximately 628 employees were eligible to participate in the Amended ESPP. Full-time (not less than 16 hours per week) employees of the Company who have been employed for a period of at least six months or more are eligible to participate in the Amended ESPP. This summary of the Amended ESPP does not purport to be complete and is subject to, and qualified in its entirety by reference to, the text of the Amended ESPP, a copy of which is set forth in Schedule A.

          Under the Amended ESPP, each eligible employee may participate by filing a Payroll Deduction Form which authorizes the Company to make payroll deductions in an amount selected by the employee. Cash dividends, if any, paid on common shares held in an employee's account will be used to purchase additional common shares. An employee's annual payroll deductions and reinvested dividends, if any, may not exceed in the aggregate the lesser of
          (i) 10% of the employee's annual salary and (ii) $25,000.00.

          Purchases of common shares will be made on the last day of each offering period (an "Investment Date"). The price for each common share purchased through the Amended ESPP shall be: (i) the lesser of 85% of the closing trading price of the Company's common shares on the Nasdaq National Market System, or such other stock exchange over which the Company's common shares may be traded, on the appropriate Investment Date, or (ii) 85% of the closing trading price as of the first day of the offering period. If no trading occurs on the appropriate date, the purchase price will be 85% of the closing trading price of the Company's common shares on the immediately preceding day on which trading occurs.

          In the event of any stock split, stock dividend, or similar change in the capital structure of the Company, any common shares issued thereupon shall be credited to each employee's account under the Amended ESPP.

          An employee may discontinue payroll deductions without withdrawing from the Amended ESPP. An employee who withdraws from the Amended ESPP before an Investment Date can either: (i) receive a refund (without interest) of any payroll deductions, if any, which have not been used to purchase common shares if such withdrawal occurs no later than fifteen days prior to an Investment Date, or (ii) receive the number of shares of Common Stock that may be purchased under the other terms of the Amended ESPP on the Investment Date. Participation in the Amended ESPP shall terminate immediately after the close of business on the day on which an employee ceases to be employed, or otherwise becomes ineligible to participate. As soon as it is administratively feasible after such termination of employment or ineligibility, the Company shall issue to the employee or his or her legal representative, certificates evidencing the whole shares of common shares theretofore purchased for him or her.

          An employee may not sell, pledge or otherwise transfer any rights under the Amended ESPP. Any attempted violation of this provision automatically terminates his or her right to purchase any common shares under the Amended ESPP.

          The tax consequences to participants will vary according to the laws and regulations of the country where the participant is subject to tax. For employees subject to U.S. tax, no U.S. income tax liability would result from the purchase of common shares under the Amended ESPP. However, such employees would generally incur income tax liability upon disposition of the common shares acquired under the Amended ESPP. The Company is entitled to a corporate income tax deduction under
          Section 162 of the Code only to the extent that ordinary income is realized by participants as a result of disqualifying dispositions of common shares. In general, a disqualifying disposition of common shares occurs if a participant disposes of common shares acquired under the Amended ESPP within two years of the date of the payroll deduction which was used to purchase such common shares. Participants are instructed to consult their own advisors with respect to the tax effects of participating in the Amended ESPP.

          APPOINTMENT OF AUDITORS (PROPOSAL 3)

          Unless otherwise instructed, the proxies given pursuant to this solicitation will be voted for the appointment of Deloitte & Touche LLP as the Auditors of the Company to hold office for the financial year 1997 at a remuneration to be fixed by the Directors. Deloitte & Touche LLP were first appointed Auditors of the Company on December 18, 1989. A representative of Deloitte & Touche LLP is expected to be present at the Meeting, will have an opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

          INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

          Except as set out herein and except insofar as they may be Shareholders or employees of the Company, no director or executive officer of the Company or any proposed nominee of management of the Company for election as a director of the Company, nor any associate or affiliate of the foregoing persons has any substantial interest, direct or indirect, by way of beneficial ownership or otherwise, in matters of be acted upon at the Meeting.

          ANNUAL REPORT

          Each person receiving this Proxy Statement is also being provided with a copy of the 1996 Annual Report to Shareholders and the Company's 1996 Annual Report to the Securities and Exchange Commission on Form 10-K (including the financial statements and schedules thereto). Additional copies of the Company's 1996 Annual Report on Form 10-K will be provided without charge to each Shareholder so requesting in writing. Each request must set forth a good faith representation that, as of March 24, 1997, the Record Date for the Meeting, the person making the request was the beneficial owner of common shares of the Company. The written request should be directed to the Company's corporate headquarters: International Murex Technologies Corporation,
          Attn: Investor Relations, 2255 B. Queen Street, East, Suite 828, Toronto, Ontario M4E 1G3, CANADA.

          SHAREHOLDER PROPOSALS

          All proposals of Shareholders intended to be included in the Proxy Statement to be presented at the next Annual Meeting of Shareholders must be received prior to January 13, 1998 at the Company's corporate headquarters.

          PARTICULARS OF OTHER MATTERS TO BE ACTED UPON

          Management of the Company is not aware of any other matter to come before the Meeting other than as set forth in the Notice of Meeting and Proxy Statement. If any other matter properly comes before the Meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares represented thereby in accordance with their best judgment on such matter.


          DATED as of the 3rd day of April, 1997.



                                               BY ORDER OF THE BOARD



                                               JILL A. GILMER
                                               Corporate Secretary

                                     "SCHEDULE A"

                     INTERNATIONAL MUREX TECHNOLOGIES CORPORATION
                                 AMENDED AND RESTATED
                             EMPLOYEE STOCK PURCHASE PLAN

          SECTION 1.  PURPOSES OF THE PLAN

               The purposes of the Employee Stock Purchase Plan (the "Plan") are to encourage employees of International Murex Technologies Corporation (the "Company") and its Subsidiary Companies (hereinafter defined) (collectively, "Murex") to become shareholders in the Company, to stimulate increased interest on their part in the affairs of Murex, and to afford them an opportunity to share in the profits and growth of the Company. These purposes are sought to be accomplished under the Plan by enabling employees to purchase directly from the Company authorized but unissued shares of the Company's common stock ("Common Stock") at a discount from the market price with an opportunity to pay the purchase price through payroll deductions. "Subsidiary Company" shall mean, as to the Company, any corporation of which 50% or more of the total combined voting power of all classes of stock is at the time directly or indirectly owned by the Company, or by one or more of the Subsidiary Companies, or by the Company and one or more of its Subsidiary Companies.

          SECTION 2.  ADMINISTRATION OF THE PLAN.

               The Plan will be administered for the Company by the Compensation Committee (the "Committee"). The Committee shall consist of not less than three (3) members to be appointed by the Board of Directors of the Company. The Company's Secretary, or his or her designee, will be responsible for recording and maintaining the Committee's records.

               Each participant in the Plan shall have a separate account. Shares of Common Stock purchased for the account of each participant will be registered in the name of the Company, or its designated agent, as agent for the participant.

               Each participant in the Plan will receive quarterly statements of his or her account showing the number of shares of Common Stock purchased or distributed during the preceding quarter, the date each purchase or distribution was made and the price paid for the Common Stock purchased on any such date. In addition, each participant will receive annually a current prospectus for the Plan and copies of the same communications sent to all holders of Common Stock, including the Company's current quarterly report to shareholders, the Annual Report to Shareholders, the Notice of Annual Meeting and Proxy Statement and Internal Revenue Service information, where applicable, for reporting dividends paid, if any.

               The Company, the Committee and any designated agent of either, in administering the Plan, will not be liable for any act done in good faith or for any good faith omission to act, including, without limitation, any claim of liability arising out of failure to terminate a participant's account upon such participant's death prior to receipt of notice in writing of such death.

               The Company will pay all administrative costs of the Plan and, except as indicated below, no charges will be payable by any participant.

          SECTION 3.  EMPLOYEES ELIGIBLE TO PARTICIPATE.

               All employees of the Company and each Subsidiary Company whose Board of Directors or managing board or council, as the case may be, (said body being herein referred to at the "Board") requests participation in the Plan and whose participation in the Plan is approved by a majority vote of the Board of Directors of the Company shall be eligible to purchase shares of Common Stock under the Plan except (a) employees who have been employed less than six months as of the time purchases of shares of Common Stock would be made for the participant's Plan account, (b) employees whose customary employment is 16 hours or less per week, (c) employees whose customary employment is for not more than four months in any calendar year, and (d) employees who immediately after a purchase of shares hereunder would own stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary Company within the meaning of the rules set forth in Sections 423(b)(3) or 424(d) of the Internal Revenue Code of 1986, as amended.

          SECTION 4.  PARTICIPATION IN THE PLAN.

               Eligible employees may join the Plan at any time by completing and signing an Authorization Form provided by the Company and returning it to the Stock Plan Administrator at 3075 Northwoods Circle, Norcross, Georgia 30071 or to such other address as may be designated on the Authorization Form.

          SECTION 5.  PARTICIPATION THROUGH PAYROLL DEDUCTION.

               An eligible employee may participate in the Plan by filing with the Company (or a Subsidiary Company), on a Payroll Deduction Form furnished by the Company (or a Subsidiary Company), an authorization for the Company (or a Subsidiary Company) to make payroll deductions in an amount selected by the employee which is not less than U.S. $10, or such similar amount in the currency of the country where the employee is employed, per payment period. In any event, the sum of the payroll deductions and any dividends (see Section 6) available in any year for investment for any participant may not exceed the lesser of (i) 10% of the participant's annual salary or (ii) U.S. $25,000. Payroll deductions will begin with respect to the first payroll period next following the commencement of an "Offering Period" but only if the Company (or the Subsidiary Company) receives the completed Payroll Deduction Form at least fifteen
          (15) days prior to the commencement of such Offering Period. An Offering Period shall mean a period of six (6) months, with beginning dates as set from time to time by the Committee.

               Subject to the limitations set forth above, a participant may make one election during any Offering Period (for which he/she elected to make payroll deductions), but not later than fifteen (15) days prior to the end of such Offering Period, to cease making such payroll deductions in their entirety and to receive, at the election of the participant at the end of such Offering Period, (i) a refund of the amount of payroll deductions made with respect to such participant during such Offering Period, or (ii) the number of shares of Common Stock that may be purchased under the other terms of this Plan with the amount of payroll deductions previously made during such Offering Period. Under no circumstances, and for no reason, will any amount deducted from a participant's payroll during any Offering Period be credited with interest.

               Payroll deductions made prior to the last day of each Offering Period will be used by the Company along with any dividends available for investment (see Section 6), to purchase authorized but unissued shares of Common Stock on the last day of each Offering Period (the "Investment Date").

          SECTION 6.  REINVESTMENT OF DIVIDENDS.

               Until the Company or its designated agent is notified of a participant's death or withdrawal from the Plan or the Plan is terminated by the Company, or the participant ceases to be a regular employee of the Company (or Subsidiary Company), all cash dividends, if any, paid on shares of Common Stock credited to a participant's account will be used to purchase additional authorized but unissued shares of Common Stock. If such cash dividends, together with payroll deductions (see Section 5) cause the aggregate amount used to purchase Common Stock under the Plan in any year to exceed the lesser of (i) 10% of a participant's annual salary or (ii) $25,000, the Company shall pay the amount of cash dividends which causes such aggregate to exceed such limitation directly to the participant.

          SECTION 7.  NUMBER AND PRICE OF SHARES PURCHASED UNDER THE PLAN.

               The number of shares which shall be purchased for each participant depends upon the amount of the participant's payroll deductions and dividends available for investment, if any, and the price of the shares of Common Stock and the number of shares available for sale pursuant to the Plan as set forth in Section
          8. Except as limited by the provisions of Section 8, each participant's account will be credited with the number of shares, including any fraction of a share computed to three decimal places, equal to the total amount to be invested divided by the purchase price.

               The price of shares of Common Stock purchased pursuant to the Plan will be the lower of: (i) 85% of the fair market value of a share of the Common Stock of the Company on the Offering Date; or (ii) 85% of the fair market value of a share of the Common Stock of the Company on the Investment Date. The fair market value of the Company's Common Stock on a given date shall be determined based on the closing trading price of the Common Stock for such date (or, in the event that the Common Stock is not traded on such date, on the immediately preceding trading date), as reported on the Nasdaq National Market System ("Nasdaq") or other stock exchange over which shares of the Company are traded (the Nasdaq or such other exchange hereinafter being referred to as the "Exchange").

          SECTION 8. TOTAL NUMBER OF SHARES AVAILABLE FOR ISSUANCE AND SALE PURSUANT TO THE PLAN.

               The aggregate number of shares of the Company's authorized but unissued Common Stock reserved for issuance and sale pursuant to the Plan shall be set from time to time by the Committee and shall initially be 100,000. Effective January 1, 1998, the aggregate number of shares of the Company's authorized but unissued Common Stock reserved for issuance and sale pursuant to the Plan shall be increased by 500,000. Notwithstanding the foregoing, the maximum number shall in no event exceed the number of shares permitted pursuant to the rules, bylaws, policies and regulations of applicable regulatory authorities. The Company shall promptly institute the requisite corporate and regulatory proceedings which may be necessary or appropriate to assure continued availability of such shares for issuance and sale pursuant to the Plan.

               In the event that payroll deductions and dividends available for investment of all participants exceed, at any Investment Date, the aggregate purchase price of shares remaining available for issuance pursuant to the Plan, payroll deductions and dividends available for investment of each participant will be applied pro rata to the purchase of shares available under the Plan. The portion of each payroll deduction, optional cash payment or the dividends available for investment by any participant not so applied will be returned promptly, without interest, to the participant.

          SECTION 9. ISSUANCE OF CERTIFICATES FOR COMMON STOCK PURCHASED UNDER THE PLAN.

               Certificates for shares of Common Stock purchased under the Plan will not automatically be issued to participants. The number of shares credited to each participant's account will be shown on each statement of account mailed to the participant.

               A participant, without withdrawing from the Plan, may request the issuance of, and the Company will issue, certificates for any number of whole shares credited to his or her account under the Plan. A request for issuance of certificates should be mailed to the Company at the address set forth in Section 4 or to its designated agent. Any remaining whole shares and any fractional shares will continue to be credited to the participant's account. Certificates for fractional shares will not be issued under any circumstances.

               Certificates for whole shares, when issued, will be registered in the names in which accounts under the Plan are maintained.

          SECTION 10. PLEDGING OF COMMON STOCK CREDITED TO A PARTICIPANT'S PLAN ACCOUNT.

               Shares of Common Stock credited to a participant's account may not be pledged.

          SECTION 11.  NON-TRANSFERABILITY OF RIGHTS.

               The right to purchase shares of Common Stock pursuant to the Plan shall not be transferable in any manner.

          SECTION 12.  DEATH OF A PARTICIPANT OR WITHDRAWAL FROM PLAN.

               A participant may withdraw from the Plan at any time. A participant's death or withdrawal from the Plan will stop all investment on an Investment Date if notification of death or withdrawal is received not later than fifteen (15) days prior to the Investment Date. Any payroll deduction or dividends available for investment, for which investment has been stopped by such timely notification, will be refunded by the Company to the participant without interest.

               The investment of payroll deductions previously made to the Company may be stopped without withdrawing from the Plan as provided under Sections 5 and 6, respectively.

               The Company or its designated agent must be notified in writing of a participant's death or withdrawal from the Plan. Upon notification of a participant's death or withdrawal from the Plan, or upon termination of the Plan by the Company or upon a participant ceasing to be a regular employee of the Company (or Subsidiary Company), certificates for whole shares credited to the participant's account will be issued (unless the Company or its designated agent is instructed to sell a certain number of such shares as provided in Section 10 in which case certificates for any whole shares remaining in the participant's account after such sale will be issued) and a cash payment will be made for any fraction of a share credited to the participant's account. Any such payment will be paid at the price that the Common Stock is trading on the date that the instruction is given to terminate the account.

          SECTION 13.  RIGHTS OFFERING.

               In the event of a rights offering, warrants representing rights on any whole common shares credited to a participant's account will be mailed directly to the participant in the same manner as to all other shareholders.

               Rights based on a fraction of a share held in a participant's Plan account will be sold by the Company and the proceeds will be credited to the participant's account under the Plan and applied as an optional cash payment to purchase authorized but unissued shares of Common Stock on the next Investment Date.

          SECTION 14.  STOCK DIVIDENDS OR STOCK SPLITS.

               Any stock dividends or shares issued pursuant to a stock split distributed by the Company on shares credited to the account of a participant under the Plan will be added to the participant's account. Stock dividends or shares issued pursuant to a stock split distributed on any shares registered in the name of the participant will be mailed directly to the shareholder in the same manner as to all other shareholders.

          SECTION 15. VOTING RIGHTS OF SHARES CREDITED TO A PARTICIPANT'S ACCOUNT UNDER THE PLAN.

               For each meeting of shareholders, each participant will receive a proxy for voting those shares credited to his or her account. Fractional shares credited to a participant's account will not be entitled to vote.

               If instructions are not received or an instruction form returned, properly signed, with respect to any item thereon, all of the participant's whole shares credited to his or her account under the Plan will be voted in the same manner as for non-participating shareholders who return proxies and do not provide instructions, that is, in accordance with the recommendations of the Company's management. If the instruction form is not returned or if it is return unsigned, none of the participant's shares will be voted unless the participant votes in person.

          SECTION 16. SUSPENSION, MODIFICATION, AMENDMENT OR TERMINATION OF THE PLAN.

               The Board of Directors of the Company reserves the right to suspend, modify, amend, or terminate the Plan at any time except that the Board of Directors of the Company cannot decrease the purchase price of the shares offered pursuant to the Plan, or make more restrictive the eligibility requirements for employees wishing to participate in the Plan. All participants will receive notice of any suspension, modification, amendment or termination of the Plan.

          SECTION 17.  IMPLEMENTATION, INTERPRETATION, OR REGULATION OF THE
          PLAN.

               The Company is authorized to take such actions to carry out the Plan as may be consistent with the Plan's terms and conditions.

               The Company reserves the right to interpret and regulate the Plan as it deems desirable or necessary in connection with the Plan's operation.

     Front of Proxy Card

          - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

          INTERNATIONAL MUREX                                  PROXY/VOTING
          TECHNOLOGIES CORPORATION                         INSTRUCTION CARD
          -----------------------------------------------------------------

               THIS PROXY IS SOLICITED ON BEHALF OF THE MANAGEMENT OF INTERNATIONAL MUREX TECHNOLOGIES CORPORATION FOR THE ANNUAL GENERAL MEETING OF SHAREHOLDERS

          The undersigned Shareholder of INTERNATIONAL MUREX TECHNOLOGIES CORPORATION hereby appoints F. MICHAEL P. WARREN or, failing him,
          C. ROBERT CUSICK, or                  as proxyholder for and on
                               ----------------
          behalf of the undersigned to attend the Annual General Meeting of the Shareholder of the Company to be held on May 13, 1997, and at any adjournments thereof, to act for and on behalf of and to vote the shares of the undersigned and to cast the number of votes the undersigned would be entitled to cast if personally present with respect to matters specified below:

               IF NO SPECIFICATIONS ARE MADE, THE PROXY WILL VOTED "FOR" 1, 2, 3 AND 4.


                               INTERNATIONAL MUREX TECHNOLOGIES CORPORATION
                               P. O. BOX 11215
                               NEW YORK, NY  10203-0215


               (Continued, and to be signed and dated on reverse side.)

           MUREX
               -------------


                     INTERNATIONAL MUREX TECHNOLOGIES CORPORATION

                      ANNUAL GENERAL MEETING OF THE SHAREHOLDERS
                            MAY 13, 1997 AT 2:00 P.M. EDST
                                THE FOUR SEASONS HOTEL
                                    21 AVENUE ROAD
                                   TORONTO, ONTARIO
                                 TEL: (416) 964-0411
                                 FAX: (416) 964-2301


     Directions from Toronto's Pearson International Airport:
     -------------------------------------------------------

     Exit the airport via Highway 427 South. Take Highway 427 South to Queen Elizabeth Way ("QEW") and proceed East. QEW turns into Gardiner Expressway after approximately 3 kms and will take you into downtown Toronto. Exit from Gardiner Expressway at York Street. This exit will automatically take you North on York Street. Proceed until you reach Front Street at which point you will veer up and to the left onto University Avenue. Proceed North on University Avenue around the circle at Queen's Park. Continue North on Avenue Road. Just after the first light (Bloor Street) is Cumberland Street on the right. The Four Seasons Hotel is on the corner of Cumberland Street and Avenue Road.



                                Detach Proxy Card Here
    - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

    1.  Election of Directors

    FOR all nominees  [ ]    WITHHOLD AUTHORITY to vote  [ ]   *EXCEPTIONS  [ ]
    listed below             for all nominees listed below

     Nominees: C. Robert Cusick; J. Trevor Eyton; Thomas L. Gavan; Norbert J.
               Gilmore; Jay A. Lefton; Hartland M. MacDougall; Stanley E. Read; Victor A. Rice; and F. Michael P. Warren

     INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.

     *Exceptions
                ---------------------------------------------------------


     2.  To approve the Amendment of the          3. To approve Auditors.
         Employee Stock Purchase Plan.

         FOR  [ ]      AGAINST  [ ]                   FOR  [ ]    AGAINST  [ ]





     4.  To approve such other matters as
         may properly come before the Meeting.

         FOR  [ ]   AGAINST  [ ]   WITHHOLD  [ ]

                                        Change of Address or
                                        Comments - Mark Here   [ ]

                                   Please sign exactly as your name(s)
                                   appear(s).  If executor, trustee, etc.,
                                   give full title. If stock is registered in two names, both should sign.

                                    Dated:___________________________, 1997


                                    ________________________________________
                                                  Signature(s)

                                    ________________________________________
                                                  Signature(s)

                                    VOTES SHOULD BE INDICATED (X)
                                    IN BLACK OR BLUE INK.         [ ]

     PLEASE SIGN, DATE AND RETURN PROXY CARD PROMPTLY USING THE ENCLOSED
     ENVELOPE.